Exhibit 10.2

As of March 31, 2008

StockerYale, Inc.

32 Hampshire Road

Salem, New Hampshire 03079

Attention:        Chief Financial Officer

Re:	Amendment to Common Stock Purchase Warrant No. 2003-1

(Issue Date: September 24, 2003)

Ladies and Gentlemen:

Reference is made to (a) that certain Common Stock Purchase Warrant No. 2003-1 issued by StockerYale, Inc., a Massachusetts corporation (the “Company”) on September 24, 2003 in favor of Laurus Master Fund, Ltd. (“Laurus”), Valens U.S. SPV I, LLC (as partial assignee of Laurus) (“Valens US”) and PSource Structured Debt Limited (as partial assignee of Laurus) (“PSource” and, together with Laurus and Valens US, collectively the “Holders”), providing for the purchase of up to an aggregate amount of 475,000 shares of Common Stock of the Company (collectively, the “Warrant”) and (b) that certain lockup agreement dated as of the date hereof, made by the Holders in favor of the Company with respect to the Securities defined therein. Capitalized terms used herein that are not defined shall have the meanings given to them in the Warrant.

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that “Expiration Date” shall hereafter mean September 24, 2015.

This letter agreement shall become effective upon receipt by the Holders of a copy of this letter agreement executed by the Company.

Except as specifically amended herein, the Warrant shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of the Holders, nor constitute a waiver of any provision of the Warrant. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

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This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

Very truly yours,

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC, as investment manager

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its investment manager

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By:	Laurus Capital Management, LLC, its investment manager

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

CONSENTED AND AGREED TO:

STOCKERYALE, INC.

By:	/s/ Mark W. Blodgett
Name:	Mark W. Blodgett
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO COMMON

STOCK PURCHASE WARRANT NO. 2003-1